Exhibit 99.1
Press Release dated November 19, 2010

Two Rivers Water Company Receives Colorado Water Conservation Board Loan Approval

DENVER, Colorado, November 19, 2010 -- Two Rivers Water Company (OTC: TURV), a company focused on acquiring and developing water, farming and alternative energy in southern Colorado, announced today they have received a $9,900,000 loan approval from the Colorado Water Conservation Board.

This loan will be in two phases.  The first phase will be to fund the repairs of the Cucharas Reservoir to comply with the Colorado Division of Water Resources, Dam Safety Program requirements.  Once the repairs are completed, Two Rivers will begin the permitting process to either completely rehabilitate the existing dam or construct a new roller-compacted concrete dam.  The expected storage of the rehabilitated or new dam is in excess of 41,000 acre feet.

About Two Rivers Water Company

Formed in December 2002, Two Rivers is focused on acquiring and developing water, farming and alternative energy resources in southern Colorado.

Forward Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors.    Such factors include, among others, the inherent uncertainties associated with developing and acquiring land, water resources and alternative energies.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:  John McKowen
Two Rivers Water Company
Symbol TURV, OTCBB
Phone:  +1 (303) 222-1000
Email:  jmckowen@2riverswater.com